Stockgroup Announces Name Change to Stockhouse, Inc.
and Symbol Change
Change Aligns Corporate Identity with Stockhouse.com

(New York) July 21, 2008 – Stockgroup Information Systems Inc. (OTCBB: SWEB, TSX-V: SWB), a leading financial media company, announced that the Company will commence trading today under its new name, Stockhouse, Inc. (OTCBB: STKH, TSX-V: SHC). The Company will use the new symbols of STKH in the United States on the Over The Counter Bulletin Board (OTCBB), and SHC on the Toronto Venture Exchange (TSX-V) as of July 21, 2008. The Company's shareholders voted 96.9% in favor of the Company name change at the Company's Annual General Meeting held on June 17, 2008. Company re-branding will commence during the third quarter and will include all divisions.

"Stockhouse.com is one of the best known and most innovative investor sites in North America," stated Marcus New, CEO of Stockhouse, Inc. "We felt it was important to align our corporate identity with our premier brand. As we expand both our media presence and our product line, this brand association will be positive for our business."

The Company's annual general meeting was held on June 17, 2008. During the meeting 27,478,104 shareholder votes were cast with the following results:

Nomination of Directors	Percentage of Vote For:

1. Marcus New	97.42%
2. David Caddey	97.44%
3. Louis Deboer III	97.44%
4. Patrick Spain	97.44%
5. Stephen Zacarias	97.44%
6. Thomas Baker	97.44%
7. Janet Scardino	97.44%

To appoint Deloitte and Touche LLP as auditors	97.45%

To approve the amended and restated Stock Option Plan	65.98%

To approve the name change of the company to Stockhouse Inc.	96.91%

About Stockhouse, Inc.

Stockhouse is a leading financial media company focused on user generated content and collaborative technologies. The Stockhouse platform for web-based portfolio management and financial content is licensed to top North American brokerage firms and media companies. This platform is also extended through Stockhouse.com, a leading online financial portal owned and operated by Stockhouse, Inc. Stockhouse.com is home to Bullboards message board – Canada’s largest community of active investors. Recognized for its engaged audience, Stockhouse.com provides a sought-after demographic for advertisers.

Legal notice regarding Trademarks
"Stockgroup", "Stockhouse" and "Bullboards" are either registered trademarks or trademarks of Stockhouse, Inc. (formerly Stockgroup Information Systems Inc.) and/or its affiliated companies in Canada, the United States and/or other countries. Other names may be trademarks of their respective owners.

Legal notice regarding Forward Looking Statements
This release contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements". Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. More information about potential risk factors that could affect our business is included in the Company's 10-QSB for the quarter ended March 31, 2008, which are on file with the SEC at www.sec.gov. Stockhouse, Inc. undertakes no obligation and does not intend to update these forward looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. All forward looking statements are qualified in their entirety by this cautionary statement.

The TSX Venture Exchange and the OTCBB have not reviewed and do not accept responsibility for the adequacy or accuracy of this press release.

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To find out more about Stockhouse, Inc. (OTCBB: STKH, TSX-V: SHC), visit our website at www.stockgroup.com, or contact:

Steve Gear
Director of Capital Markets
Stockhouse Inc.
Ph: 604.288.2861 | 1.800.650.1211
steve.gear@stockgroup.com